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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 17, 1997


                          FPA MEDICAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                0-24276               33-0604264
(State of other jurisdiction     (Commission            (IRS Employer
      of incorporation)          File Number)        Identification No.)

                                3636 Nobel Drive
                                   Suite 200
                          San Diego, California 92122
              (Address of principal executive offices) (Zip Code)

                                 (619) 453-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER ITEMS

        On March 17, 1997, the Registrant consummated the merger (the "Merger") of a wholly owned subsidiary of the Registrant ("Merger Sub"), with and into AHI Healthcare Systems, Inc., a Delaware corporation ("AHI"), pursuant to an Agreement and Plan of Merger entered into as of November 8, 1996 as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 5, 1997 (the "Merger Agreement"). Pursuant to the Merger Agreement the Registrant agreed, on or prior to May 16, 1997 to cause publication of the combined results of operations of the Registrant, Merger Sub and AHI for a period of the first 30 days of combined operations of the Registrant and AHI. The combined consolidated operating revenue of the Registrant and AHI for the period from March 18, 1997 through April 16, 1997 was approximately $73.0 and the net income for such period was approximately $2.1 million.
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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FPA MEDICAL MANAGEMENT, INC.


                                        By: /s/ JAMES A. LEBOVITZ
                                           ---------------------------------
Date: May 15, 1997                      Title: Senior Vice President,
                                               General Counsel and Secretary